                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Amendment No.1 to the Registration Statement on Form F-4 of Innova, S. de R. L. de C. V. of our report dated January 31, 2003, except for note 13.c, for which the date is March 19, 2003 relating to the financial statements, which appears in Innova, S. de R.
L. de C. V.'s Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Amendment No.1 to the Registration Statement.



PricewaterhouseCoopers




/s/ Felipe Perez Cervantes

By: Felipe Perez Cervantes, C.P.



Mexico, D.F.
February 11, 2004